                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                               YEAR ENDED DECEMBER 31,
                                                                             ----------------------------
                                                                               1993      1992      1991
                                                                             --------  --------  --------
PRIMARY
  Average shares outstanding...............................................    33,476    32,538    32,132
  Net effect of dilutive stock options based on the treasury stock method
   using average market price..............................................       565       403       591
                                                                             --------  --------  --------
        Total..............................................................    34,041    32,941    32,723
  Net Income (Loss)........................................................  $121,866  $(69,491) $109,538
                                                                             --------  --------  --------
                                                                             --------  --------  --------
  Per Share Amount.........................................................  $   3.58  $  (2.11) $   3.35
                                                                             --------  --------  --------
                                                                             --------  --------  --------
FULLY DILUTED
  Average shares outstanding...............................................    33,476    32,538    32,132
  Net effect of dilutive stock options based on the treasury stock method
   using the year end price, if higher than average market price...........       595       799       591
                                                                             --------  --------  --------
        Total..............................................................    34,071    33,337    32,723
  Net Income (Loss)........................................................  $121,866  $(69,491) $109,538
                                                                             --------  --------  --------
                                                                             --------  --------  --------
  Per Share Amount.........................................................  $   3.58  $  (2.08) $   3.35
                                                                             --------  --------  --------
                                                                             --------  --------  --------

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